Exhibit 10.4

CEMAC Sponsor LP
190 Elgin Avenue
George Town, Grand Cayman, KY1-9008
Cayman Islands

March 1, 2023

Lexasure Financial Group Limited
B-08-05 Gateway Corp. Suites, Gateway Kiaramas
No. 1 Jalan Desa Kiara, Mont Kiara
50480 Kuala Lumpur, Malaysia

Re:	Sponsor Letter Agreement

Ladies and Gentlemen:

This letter (this “Sponsor Letter Agreement”) is being delivered to you in accordance with the Business Combination Agreement (the “Agreement”) dated March 1, 2023, by and among (i) Capitalworks Emerging Markets Acquisition Corp., a Cayman Islands exempted company limited by shares (“SPAC”), (ii) Lexasure Financial Group Limited, a Cayman Islands exempted company limited by shares (the “Company”), (iii) Lexasure Financial Holdings Corp., a Cayman Islands exempted company limited by shares (“Pubco”), (iv) CEMAC Merger Sub, Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (v) Lexasure Merger Sub Inc., a Cayman Islands exempted company limited by shares and a wholly-owned subsidiary of Pubco, (vi) CEMAC Sponsor LP, a Cayman Islands exempted limited partnership, in the capacity as the SPAC Representative thereunder, and (vii) Ian Lim Teck Soon, an individual, in the capacity as the Seller Representative thereunder. Certain capitalized terms used herein are defined in the Agreement.

In order to induce the Company and the SPAC to enter into the Agreement and to proceed with the Initial Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CEMAC Sponsor LP (the “Sponsor”) and the Company acknowledge and agree as follows:

1.	SPAC Class B Ordinary Shares. The Sponsor agrees to transfer 500,000 of its SPAC Class B Ordinary Shares (or Pubco Ordinary Shares issued in exchange therefor) to the Company Shareholders effective as of the later of the Closing or December 31, 2023 if the Closing occurs and less than Twenty Million U.S. Dollars ($20,000,000) in financing, in the aggregate, is raised by SPAC, Pubco and/or the Company prior to the later of the Closing and December 31, 2023 (including funds remaining in the SPAC Trust Account after giving effect to the Closing Redemption). The Sponsor’s Shares delivered pursuant to this Sponsor Letter Agreement will be subject to certain lock-up restrictions.

2.	Entire Agreement; Amendment; Severability. This Sponsor Letter Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Sponsor Letter Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sponsor. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

3.	Assignment; No Third Party Beneficiaries. This Agreement shall not be assigned by either party hereto without the prior written consent of the other party. Nothing contained in this Sponsor Letter Agreement shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party.

4.	Interpretation; Governing Law; Dispute Resolution and Jurisdiction. All questions concerning the construction, validity, performance, breach, enforcement, and interpretation of this Sponsor Letter Agreement, and the resolution of and forum for any disputes concerning the same, shall be determined in accordance with the relevant provisions of the Agreement as though such provisions were set forth herein, mutatis mutandis.

5.	Counterparts. This Sponsor Letter Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Sponsor Letter Agreement by one party to the other may be made by facsimile or email transmission.

Aside from the foregoing, the Sponsor is looking forward to partnering with the Company to support its readiness for public listing in expectation of many years as a successful listed company in the United States, assisting with such matters as expansion of the management team; design of compliance and control policies as required by regulators; and investment and asset allocation policies as appropriate for a global listed insurer.

Kindly indicate the Company’s acceptance of and agreement to the foregoing by countersigning and returning to us a copy of this Sponsor Letter Agreement.

[Signature Page Follows]

Very truly yours,

CEMAC Sponsor LP

By: CEMAC Sponsor GP, its General Partner

By:	/s/ Robert Oudhof
Name: Robert Oudhof
Title: Director

Agreed to and accepted on the date first above written.

Lexasure Financial Group Limited
By:	/s/ Ian Lim Teck Soon
Name: Ian Lim Teck Soon
Title: Chief Executive Officer